UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 18, 2007

                         BROOKLYN FEDERAL BANCORP, INC.
                         ------------------------------
               (Exact Name of Registrant as Specified in Charter)

           Federal                000-51208                    20-2659598
  --------------------------      ---------------------      -------------------
(State or Other Jurisdiction)     (Commission File No.)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)


81 Court Street Brooklyn, NY                                     11201
--------------------------------------                           -----
(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code:  (718) 855-8500
                                                     --------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

     On September 18, 2007, Brooklyn Federal Bancorp, Inc., (the "Company"), the holding company of Brooklyn Federal Savings Bank (the "Bank"), announced that the Board of Directors accepted the resignation of Salvatore M. Salibello as a member of the Board of Directors of the Company, the Bank and BFS Bancorp, MHC (the "MHC"). Mr. Salibello had served as the chairman of the Company's Audit Committee, and had been designated as an "audit committee financial expert" as that term is defined by the rules and regulations of the Securities and Exchange Commission. Current member of the Board of Directors John Gallin was elected chairman of the Audit Committee and designated as the "audit committee financial expert."

     Mr. Salibello is resigning for personal reasons that are unrelated to the Company, the Bank and the MHC.


Item 9.01. Financial Statements and Exhibits.

      (a) Financial statements of businesses acquired. None

      (b) Pro forma financial information. None

      (c) Shell company transactions. None

      (d) Exhibits. None.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                               BROOKLYN FEDERAL BANCORP, INC.



DATE:  September 19, 2007                By: /s/ Angelo J. Di Lorenzo
                                         -------------------------
                                         Angelo J. Di Lorenzo
                                         President and Chief Executive Officer